SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported)  May 13, 1998


         FLORIDA INCOME FUND III, Limited Partnership
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



   DELAWARE                  33-19152               65-0016187
---------------         -------------------         -----------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


     12800 University Drive, Ste 260, Ft. Myers, FL 33907
    -------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report

                       TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS



ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



EXHIBIT 99.1

     SELLERS CLOSING STATEMENT



SIGNATURES





















Page 2
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                       ITEM 2 - FORM 8-K
             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF PINK SHELL RESORT

The partnership sold its final asset, Pink Shell Resort, located on Fort Myers Beach, Florida, to Boykin Hotel Properties, L.P. at a net selling price of $19,969,322. Costs of sale totaled $446,727. The net proceeds from sale were further reduced by credits to the Buyer for advance deposits and pro-rata share of 1998 real estate taxes of $332,994 and $66,679, respectively. In addition, a first mortgage loan due Barnett Bank of Lee County, with an outstanding balance of $5,057,472, was paid in full.

The amount of net closing proceeds due the Seller was reduced by the payment in full of a mortgage loan with a balance of $5,057,472.

The net proceeds from sale plus other cash on hand, after deducting certain reserves, are being distributed to the limited partners during the week of May 11, 1998. The amount of the distribution totals $14,471,433 or an average of $983 per $1000 investment unit. This amount varies slightly by limited partner based on the date that each partner was admitted to the partnership. Following this distribution, the Partnership's net worth is estimated at $408,000 or $27.72 per investment unit. This net worth is being retained to cover any future potential Partnership costs for a period of approximately six months at which time the Partnership will be liquidated and a final distribution will be made.

Pursuant to the information required by Article II of regulation S-X, if the sale had occurred on March 31, 1998, the effect on the partnership's unaudited balance sheet of the same date would have been a decrease in net asset value of $18,594,375, a decrease in debt of $9,517,818, and a higher net worth of approximately $9,076,557. However this net worth would then be reduced at the time of the above mentioned distribution to limited partners in the amount of $14,471,433.

If this sale had occurred on January 1, 1998, the effect on the unaudited income statement for the three months ended March 31, 1998 would have been to decrease revenue by $3,629,292, decrease operating expenses by $2,089,321, decrease other non-operating expenses by $224,130, decrease depreciation and amortization expenses by $210,616. All of the foregoing adjustment would have resulted in a decrease in net income of $1,105,225.

Included in this report is the historical summary of gross revenues and certain direct operating expenses for the twelve months ending 12/31/97, 12/31/96 and 12/31/95.

Page 3
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
                       PINK SHELL RESORT
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                          12/31/97    12/31/96      12/31/95
GROSS REVENUES

Total Revenue           10,050,283    9,369,488     8,760,209

CERTAIN DIRECT
OPERATING EXPENSES

Rooms                    2,140,108    2,061,137     1,853,042
Other Operating          2,497,859    2,248,358     2,082,519
Admin & General            678,576      813,310       933,291
Sales & Marketing          516,542      561,800       574,807
Maintenance                591,379      578,818       452,243
Real Estate Taxes          216,070      184,976       196,291
Corporate Expenses         795,577      646,719       472,074
Management Fees            602,806      562,098       525,607
                         _________    _________     _________
TOTAL CERTAIN DIRECT
OPERATING EXPENSES       8,038,917    7,657,216     7,089,874

EXCESS OF GROSS
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES                 2,011,366    1,712,272     1,670,335
















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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND III, Limited Partnership
(REGISTRANT)



May 13, 1998



/S/ ALLEN G. TEN BROEK
----------------------------------
ALLEN G. TEN BROEK
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ ELAINE HAWKINS
----------------------------------
ELAINE HAWKINS
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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